Exhibit 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of July 31, 2009, and is entered into by and between ThermoEnergy Corporation, a Delaware corporation having its principal place of business in Little Rock, Arkansas (the “Debtor”), and Focus Fund, L.P. (the “Secured Party”).  Capitalized terms not otherwise defined herein are used as defined in the Arkansas Uniform Commercial Code on the date of this Agreement.

WHEREAS, the Debtor is borrowing up to Six Hundred Thousand Dollars ($600,000) from the Secured Party pursuant to that certain 8% Secured Convertible Promissory Note of even date herewith in favor of  the Secured Party (the “Note”); and

WHEREAS, it is a condition precedent to the Secured Party’s making any advances to the Debtor under the Note that the Debtor execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Debtor wishes to grant a security interest in favor of the Secured Party as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Grant of Security.  As consideration for the Secured Party’s loan to the  Debtor pursuant to the Note, the Debtor hereby grants to the Secured Party a security interest in the entirety of the Debtor’s Membership Interest (representing an 85% beneficial ownership) in ThermoEnergy Power Systems, LLC, a Delaware limited liability company (“TEPS”) and any and all proceeds from the transfer, assignment or other permitted disposition thereof (the “Collateral”).  Notwithstanding the foregoing, the security interest in the Collateral granted hereby shall attach only to a portion of the Debtors’ membership Interest in TEPS representing a 42% beneficial ownership until such time as the aggregate amount advanced by the Secured Party to the Debtor under the Note equals $600,000, whereupon the security interest in the entirety of the Collateral shall attach.

SECTION 2.  Security for Obligations.  This Agreement secures and the Collateral is collateral security for the prompt payment or performance in full (including, without limitation, amounts that would become due but for the filing of a petition in bankruptcy), of all amounts when due under the Note, as well as the Debtor’s performance and observance of all covenants contained herein and in the Note (the “Obligations”).

SECTION 3.  Further Assurances.  The Debtor hereby authorizes the Secured Party to execute and file any and all financing statements necessary to carry out this Agreement.  The Debtor further agrees that from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver all further instruments and documents, and take all further action that the Secured Party may reasonably request, in order to perfect, protect and maintain or establish the priority of any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

SECTION 4.  Representations, Warranties and Covenants. The Debtor represents, warrants and covenants as follows:

(a)    The Debtor is a corporation existing and in good standing under the laws of the State of Delaware.

(b)    TEPS is a limited liability company existing and in good standing under the laws of the State of Delaware.

(c)     The Debtor is duly empowered and authorized to enter into and perform its obligations under this Agreement and all other instruments and transactions contemplated hereby or relating hereto.  The Debtor is duly empowered and authorized to own and to grant security interests in the Collateral.  The execution, delivery and performance by the Debtor of this Agreement, of the Note and of all other instruments contemplated hereby do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon the Debtor, including without limitation, the Debtor’s Certificate of Incorporation, By-Laws and any other loan or security agreements to which the Debtor is a party or by which the Debtor or its property is bound.

(d)     Assuming the due filing of financing statements in proper form with the Secretary of State of the State of Delaware, the security interest granted to the Secured Party pursuant to this Agreement is a valid, perfected first-priority security interest in the that portion of the Collateral in which a security interest may be perfected under the Uniform Commercial Code.

(e)      The Debtor shall not hereafter transfer, assign or otherwise dispose of the Collateral without the Secured Party’s prior written consent.  The Debtor shall not create, permit or suffer to exist, and shall take such other action as is necessary to remove, any claim to or interest in the Collateral, and shall defend the right, title and interest of the Secured Party in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

SECTION 5.  Secured Party’s Appointment as Attorney-in-Fact.  The Debtor hereby irrevocably constitutes and appoints, from and after the occurrence of a default by the Debtor in its obligations under this Agreement, the Secured Party and any officer or agent thereof, with full power of substitution, as the Debtor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in the Secured Party’s own name, from time to time in the Secured Party’s discretion, for the purpose of carrying out the terms of this agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby grants to the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by Debtor to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as the Secured Party may deem necessary or desirable to protect, perfect and validate the Secured Party’s security interest.

The Debtor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable so long as any amount of principal or accrued interest under the Note remains unpaid.

The powers conferred upon the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  The Secured Party shall be accountable only for amounts that the Secured Party actually receives as a result of the exercise of such powers and neither the Secured Party nor any of its partners, officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

SECTION 6.   Remedies.  If a default by the Debtor in its Obligations under Section 2 of this Agreement shall have occurred and be continuing, the Secured Party shall have all of the rights and remedies which secured parties may have under the Arkansas Uniform Commercial Code or other applicable law or at equity, and may do, at its option, one or more of the following, with or without further notice to the Debtor:

(a)     Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable;

(b)     Appropriate, set off and apply to any or all of the Obligations, any or all Collateral in such manner as the Secured Party may determine; and/or

(c)      Foreclose the security interest created under this Agreement or under any other agreement relating to the Collateral by any procedure permitted under the Arkansas Uniform Commercial Code. with or without judicial process.

SECTION  7.  Termination of Security Interest.  The Secured Party’s security interest in the Collateral shall be extinguished when (a) the Debtor completes performance of all Obligations to the Secured Party, and (b) the Secured Party has no commitment to the Debtor (whether under the Note or otherwise) that would give rise to an Obligation.  .

SECTION  8.  Governing Law.  This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of Arkansas applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in Little Rock, Arkansas in any action that may be brought for the enforcement of this Note, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum  In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in the Note (other than by telecopier) or (ii) in any other manner permitted by law..

SECTION  9.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation and in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION  10. General.  The Secured Party shall not be deemed to have waived any of its respective rights hereunder or under any other agreement, instrument or paper signed by the Debtor unless such waiver be in writing and signed by the Secured Party.  No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right.  All of the Secured Party’s rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.  The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of the Debtor and the Secured Party.

SECTION 11.  Amendments.  This Agreement may be amended or modified only by a written instrument executed by each party hereto.

SECTION 12.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed as of the date first above written.

ThermoEnergy Corporation

By:	/s/ Dennis C. Cossey
Dennis C. Cossey
Chairman and Chief Executive Officer

Focus Fund l.p.

By:	/s/ J. Winder Hughes III